BY-LAWS OF ATLANTIC RICHFIELD COMPANY
                   (A DELAWARE CORPORATION)


Meeting of Stockholders and Record Dates

    1.  Special meetings.

        (a) Date and Time. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday in May of each year, at 10:00 a.m. Pacific Standard Time, or on such date and at such hour as the Board of Directors may designate. If the day fixed for the meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

        (b) Business of the Meeting. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
(ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any stockholder of the
Company (A) who is a stockholder of record on the date of the giving of the notice provided for in these By-Laws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth herein below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company 120 days in advance of such annual meeting of stockholders.

        To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, including the text of the motion to be put to the annual meeting, and the reasons for conducting such business at the annual meeting, (ii) the name (including the name of the beneficial owner) and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iv) whether the proposing stockholder intends to solicit proxies in favor of the motion and (v) whether the stockholder is acting in concert with any other stockholder.

    2. Special meetings. Special meetings of stockholders may be called at any time in the manner provided in Article V of the Certificate of Incorporation. No business shall be conducted at a special meeting of stockholders other than business specified in the notice of meeting (or any supplement thereto) as given by the authority convening the meeting.

    3.  Place.   Each annual or special meeting of stockholders
shall be held at the principal office of the Company or at such other place in Delaware or elsewhere as the Board of Directors may designate.

    4. Notice. Written notice stating the place, day and hour of each meeting of stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the Secretary at least ten days and not more than sixty days before the meeting to each stockholder of record entitled to vote at the meeting to his address appearing on the books of the Company.

    5. Quorum. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast on a particular matter shall constitute a quorum for the purpose of considering such matter at a meeting of stockholders. If a quorum is not

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present  in person or by proxy, those present may adjourn  from time to time to reconvene at such time and place as they may determine.

    6. Record dates. The Board of Directors may fix a time not less than ten and not more than sixty days prior to the date of any meeting of stockholders and not more than sixty days prior
to   the  date  fixed  for  the  payment  of  any  dividend  or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will
be   made  or  to  into  effect,  as  a  record  date  for  the determination of the stockholders entitled to notice of or to vote at any such meeting, or to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or for the purpose of any other lawful action. In such case, only such stockholders as shall be stockholders of record at the close of business on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Company after the record date fixed as aforesaid.

Directors

    7.  Number.  The number of directors constituting the entire
Board shall be such number as shall be fixed from time to time by resolution of the Board of Directors.

    8. Age qualification. Except as the Board may otherwise determine upon recommendation of the Nominating Committee of the Board, the retirement age for directors is age 72.

    9. Annual meeting. An annual meeting of the Board of Directors shall be held each year in conjunction with the annual meeting of stockholders, at the place where such meeting of stockholders was held or at such other place as the Board may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the meeting. No notice of the meeting need be given.

   10. Regular meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places in Delaware or elsewhere as the Board may determine.

   11. Special meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in the section) and at such place (in Delaware or elsewhere) as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of each special meeting shall be given to each director by the Secretary by written notice mailed on or before the third full business day before the meeting or by notice received personally or by other means at least twenty-four hours before the meeting. The notice need not refer to the business to be transacted at the meeting.

   12. Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business but less than a quorum may adjourn from time to time to reconvene at such time and place as they may determine.

   13. Meeting by telephone. One or more directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

   14. Compensation. Directors shall receive such compensation for their services as shall be determined by the Board of Directors.

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   15.  Committees.  The Board of Directors may by resolution adopted by a majority of the directors then in office, appoint an Executive Committee of three or more directors. To the extent provided in such resolution, the Executive Committee shall have and may, subject to applicable law, exercise the authority of the Board in the management of the business of the Company. The Board may appoint such other committees as it may deem advisable, and each such committee shall have such authority and perform such duties as the Board may determine. At each meeting of the Board all action taken by each committee since the preceding meeting of the Board shall be reported to it.

   16. Consent action. Any action which may be taken at a meeting of the directors or a meeting of the Executive
Committee may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors or all of the members of the Executive Committee, as the case may be, and shall be filed with the minutes of proceedings of the Board of Directors or the Executive Committee.

Officers and Agents

   17. Officers. The Board of Directors at any time may elect a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, may designate any one or more Vice Presidents as Executive Vice Presidents, Senior Vice Presidents, Financial Vice Presidents or otherwise, and may elect or appoint such additional officers and agents as the Board may deem advisable. Any two or more offices may be held by the same person except the offices of the Chairman of the Board and Secretary and the offices of President and Secretary.

   18. Term. Each officer and each agent shall hold office until the next annual meeting of the Board of Directors or until his successor is elected or appointed and qualified, whichever occurs first, or until his death, resignation or removal by the Board of Directors.

   19. Authority duties and compensation. All elected or appointed officers and agents shall have such authority and perform such duties as may be provided in the By-Laws or as may be determined by the Board of Directors or the Chairman of the Board. They shall receive such compensation for their services as may be determined by the Board of Directors or in a manner approved by it. Notwithstanding any other provisions of these By-Laws, the Board shall have the power from time to time by resolution to prescribe by what officers or agents particular documents or instruments or particular classes of documents or instruments shall be signed, countersigned, endorsed or executed, provided, however, that any person, firm or corporation shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Company pursuant to the provisions of these by-laws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, countersignature, endorsement or execution.

   20. Chairman of the Board. The Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors. The Board at its discretion may designate the Chairman of the Board as chief executive officer of the Company, in which event the Chairman of the Board shall be charged with and shall have the discretion and supervision of all its business and operations. The Chairman of the Board shall sign all certificates of stock of the Company or shall cause them to be signed in facsimile or otherwise as permitted by law.

   21.  President.   In the absence or  disability  of  the
Chairman  of  the  Board, the President shall  preside  at  all meetings of stockholders and of the Board of Directors. The Board at its discretion may designate the President as chief executive officer of the company, in which event the President shall be charged with and shall have the direction and supervision of its business and operations. If the office of Chairman of the Board is vacant, the President shall have the authority and shall perform the duties of the Chairman of the Board.

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   22.  Treasurer.  The Treasurer shall keep and account for
all moneys, funds, and property of the Company which shall come into the Treasurer's hands, and shall render such accounts and present such statements to the Board of Directors as may be required of the Treasurer. Unless the Board shall prescribe otherwise, the Treasurer shall deposit all funds of the Company which may come into the Treasurer's hands in such bank or banks as the Board may designate and in accounts in the name of the Company, shall endorse for collection bills, notes, checks and other negotiable instruments received by the Company, shall sign all bills, notes, checks and other negotiable instruments of the Company or cause them to be signed in facsimile or otherwise as the Board may determine, shall countersign all certificates of stock of the Company or cause them to be countersigned in facsimile or otherwise as permitted by law, and shall pay out money as the business of the Company may require, taking proper vouchers therefor. In the absence or disability of the Treasurer, an Assistant Treasurer shall have the authority and shall perform the duties of the Treasurer.

   23. Secretary. The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall attend such meetings when practicable, shall record and keep the minutes and all other proceedings thereof, shall attest to such records after every meeting by signature, shall safely keep all documents and papers which shall come into the Secretary's possession, shall truly keep the books and accounts of the Company appertaining to the Secretary's office, and shall present statements thereof when required by the Board. In the absence or disability of the Secretary, an Assistant Secretary shall have the authority and shall perform the duties of the Secretary.

   24. Corporate seal. A corporate seal shall be prepared and shall be kept in the custody of the Secretary of the Company. The seal or a facsimile thereof may be impressed, affixed or reproduced, and attested to by the Secretary of an Assistant Secretary, for the authentication of documents or instruments requiring the seal and bearing the signature of a duly authorized officer or agent.

Indemnification

   25.  (a)   Right to Indemnification.  Each person who  was
or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding'), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereinafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware

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requires, payment shall be made to or  on behalf of such person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

        (b) Right of claimant to bring suit. If a claim-under paragraph (a) of this Section is not paid in full by the Company within sixty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

        (c)   Non-exclusivity   of  rights.    The   right   to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company, directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

        (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the General Corporation Law of Delaware.

        (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

        (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

Fiscal Year and Annual Report

   26. Fiscal year. The fiscal year of the Company shall be the calendar year.

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   27.  Annual report.  The  Board  of Directors shall cause an annual report to be prepared and mailed to the stockholders in accordance with the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange.

Share Transfers and Records

   28. Share transfers and records. The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars to make and record all transfers of shares of stock of the Company or any class.

Emergency By-Laws

   29. When operative. The emergency By-Laws provided by the following sections shall be operative during any emergency resulting from an attack on the United States, any nuclear disaster, earthquake or during the existence of any catastrophe, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened for action notwithstanding any different provision in the preceding sections of the By-Laws or in the Certificate of Incorporation of the Company or in the General Corporation Law of the State of Delaware. To the extent not inconsistent with the emergency By-Laws, the By-Laws provided in the preceding sections shall remain in effect during such emergency and upon the termination of such emergency, the emergency By-Laws shall cease to be operative unless and until another such emergency shall occur.

   30.  Meetings.  During any such emergency:

        (a) Any meeting of the Board of Directors may be called by any director. Whenever any officer of the Company who is not a director has reason to believe that no director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this section.

        (b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Company. The notice shall specify the time and the place of the meeting, which shall be the head office of the Company at the time if feasible and otherwise any other place specified in the notice. Notice need be given only to such of the directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or telegram, the notice shall be addressed to the director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an officer who is not a director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice that he shall deem to be suitable.

        (c) At any meeting called under the provisions of this section, the director or directors present shall constitute a quorum for the transaction of business. If no director attends a meeting called by an officer who is not a director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than nine appearing highest in priority on such list) shall be deemed directors for such meeting and shall constitute a quorum for the transaction of business.

   31. Lines of succession. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Company shall for any reason be rendered incapable of discharging their duties.

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   32.  Offices.  The Board of Directors, during as well  as
before any such emergency, may, effective during the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

   33. Liability. No officer, director or employee acting in accordance with these emergency By-Laws shall be liable except for willful misconduct.

   34. Repeal or change. The emergency By-Laws shall be subject to repeal or change by action of the Board of Directors or by the affirmative vote of at least 66 2/3% of all votes entitled to be cast by the holders of Capital Stock of the Company entitled to vote generally in the election of directors voting together as a single class, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.

        I  __________________________,  Secretary  of  Atlantic
Richfield Company, hereby certify that the foregoing is a true and correct copy of the By-laws of the Company now in force.

        WITNESS my hand and the seal of said Company the day of the _____ day of ____________________.



                                  _____________________________
                                             Secretary

Amended as of November 23, 1998

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